EXHIBIT 10.2

VELOCITY COMMERCIAL CAPITAL, INC.

2011 STOCK AWARD PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”), dated as of [—], 2011 (the “Date of Grant”), is made by and between Velocity Commercial Capital, Inc., a Maryland corporation (the “Company”), and [—] (“Participant”).

WHEREAS, the Company has adopted the Velocity Commercial Capital, Inc. 2011 Stock Award Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement;

WHEREAS, the Plan provides for the grant of Restricted Stock awards; and

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it would be in the best interests of the Company and its stockholders to grant an award of Restricted Stock provided for herein (the “Restricted Stock Award”) to Participant, on the terms and conditions described in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Grant of Restricted Stock Award

(a) Grant. The Company hereby grants to Participant a Restricted Stock Award consisting of [—] shares of Restricted Stock. The Restricted Stock shall vest and become non-forfeitable in accordance with Section 2 hereof.

(b) Incorporation by Reference, etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. In the event of any conflict between the provisions of the Plan and any other document, the provisions of the Plan shall control. The Board shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon Participant and Participant’s legal representative in respect of any questions arising under the Plan or this Agreement.

2. Vesting. Subject to Participant’s continuous employment or service with the Company or its Affiliates on each vesting date, the Restricted Stock Award granted pursuant to Section 1 above shall vest (and thereby become non-forfeitable) with respect to 25% of the shares of Restricted Stock subject thereto on each of the first four anniversaries of the Date of Grant.

3. Tax Matters

(a) Tax Withholding. Participant shall pay to the Company promptly upon request, and in any event at the time Participant recognizes taxable income in respect of the Restricted Stock Award, an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Stock. Such payment shall be made in the form of cash in an amount with a Fair Market Value equal to such withholding liability; provided that the Board may, in its sole discretion, to the extent permitted by applicable law, allow such withholding obligation to be satisfied by any other method described in Section 15(c) of the Plan.

(b) Section 83(b) Election. If Participant properly elects (as permitted by Section 83(b) of the Code) within thirty (30) days after the issuance of the Restricted Stock Award to include in gross income for U.S. federal income tax purposes in the year of issuance the fair market value of such shares of Restricted Stock, Participant shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to the Restricted Stock. Participant acknowledges that it is Participant’s sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if Participant elects to utilize such election.

(c) Tax Consequences. Participant acknowledges that he or she has had the opportunity to review with his or her own tax advisors the federal, state, local and/or foreign tax consequences of the transactions contemplated by the Agreement. Participant further acknowledge that he or she is relying solely on such advisors and not on any statements of the Company or any of its agents. Participant understand that he or she (and not the Company) shall be responsible for his or her personal tax liability that may arise as a result of the transactions contemplated by the Agreement. Participant acknowledges that nothing in this Agreement constitutes tax advice.

4. Certificates. Certificates evidencing the Restricted Stock shall be issued by the Company and shall be registered in Participant’s name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to, in the case of any particular share of Restricted Stock, the date on which such share vests. As a condition to the receipt of this Restricted Stock Award, Participant shall deliver to the Company a stock power, duly endorsed in blank, relating to the Restricted Stock. Notwithstanding the foregoing, the Company may elect to recognize Participant’s ownership through uncertificated book entry and, in such case, shall not issue stock certificates to Participant.

5. Forfeiture of Restricted Stock. Unvested Restricted Stock shall be forfeited without consideration by Participant upon Participant’s termination of employment or service with the Company or its Affiliates for any reason. If dividends have been credited with respect to any unvested shares of Restricted Stock in accordance with Section 6 hereof, and such shares are subsequently forfeited, all dividends credited in connection with such forfeited shares shall also be forfeited to the Company.

6. Rights as a Stockholder; Dividends. Participant shall not be deemed for any purpose to be the owner of any Restricted Stock unless and until (i) the Company shall have issued the Restricted Stock in accordance with Section 4 hereof and (ii) Participant’s name shall have been entered as a stockholder of record with respect to the Restricted Stock on the books of the Company. Upon the fulfillment of the conditions in (i) and (ii) of this Section 6, Participant shall be the record owner of the Restricted Stock unless and until such shares are forfeited pursuant to Section 5 hereof or sold or otherwise disposed of, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights, if any, with respect to the Restricted Stock; provided that (x) any cash or in-kind dividends paid with respect to unvested Restricted Stock shall be withheld by the Company and shall be paid to Participant, without interest, only when, and if, such Restricted Stock becomes vested and (y) the Restricted Stock shall be subject to the limitations on transfer and encumbrance set forth in this Agreement. Unless otherwise required under applicable laws, rules or regulations, as soon as practicable following the vesting of any Restricted Stock, certificates for such vested Restricted Stock shall be delivered to Participant or to Participant’s legal representative along with the stock powers relating thereto; provided that, no certificate will be delivered if the Company elects to recognize Participant’s ownership through certificated book entry, in which case such uncertificated shares of Restricted Stock shall be credited to a book entry account maintained by the Company (or its designee) on behalf of Participant.

7. Market Stand-Off. The Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that Participant not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by Participant under the Restricted Stock Award, for a period of time specified by the underwriter(s) (not to exceed approximately two hundred fourteen (214) days) following the effective date of the registration statement of the Company filed under the Securities Act. Participant further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares until the end of such period. In addition, shares that are received under the Restricted Stock Award are subject to the transfer restrictions set forth in the Plan and any transfer restrictions that may be described in the Company’s bylaws or charter in effect at the time of the contemplated transfer.

8. Restrictive Legend. All certificates representing Restricted Stock shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE VELOCITY COMMERCIAL CAPITAL, INC. 2011 STOCK AWARD PLAN AND A CERTAIN RESTRICTED STOCK AWARD AGREEMENT BETWEEN VELOCITY COMMERCIAL CAPITAL, INC. AND THE REGISTERED OWNER OF THIS CERTIFICATE (OR HIS OR HER PREDECESSOR IN INTEREST), WHICH PLAN AND AGREEMENT ARE BINDING UPON ANY AND ALL OWNERS OF ANY

INTEREST IN SAID SHARES. SAID PLAN AND AGREEMENT ARE AVAILABLE FOR INSPECTION WITHOUT CHARGE AT THE PRINCIPAL OFFICE OF VELOCITY COMMERCIAL CAPITAL, INC. AND COPIES THEREOF WILL BE FURNISHED WITHOUT CHARGE TO ANY OWNER OF SAID SHARES UPON REQUEST.

9. Transferability. No share of Restricted Stock may, at any time prior to becoming vested, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

10. Adjustments for Stock Splits, Stock Dividends, etc.

(a) The number of shares subject to the Restricted Stock Award may be adjusted from time to time pursuant to the provisions of Section 12 of the Plan and any and all new, substituted or additional securities to which Participant is entitled by reason of Participant’s ownership of the Restricted Stock shall be immediately subject to the terms of the Agreement and shall be encompassed within the term “Restricted Stock.”

(b) If shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation, or other property (including cash), pursuant to any merger of the Company or acquisition of its assets, then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Restricted Stock.

11. Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Board. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

12. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile, courier service or personal delivery:

if to the Company:

Velocity Commercial Capital, Inc.

30699 Russell Ranch Road

Building 111, Suite 295

Westlake Village, California 91362

Facsimile: [—]

Attention: Secretary

if to Participant:

To the last known address contained in the Company’s records.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, certified or registered mail, return receipt requested, if mailed; and when receipt is mechanically acknowledged, if by facsimile.

13. Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if you are subject to Section 16 of the Exchange Act, the Plan and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to confirm to such applicable exemptive rule.

14. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

15. No Rights to Employment or Additional Awards. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of the Company or any of its Affiliates or shall interfere with or restrict in any way the right of the Company or any of its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever. Neither Participant nor any other Person shall have any claim to be granted any additional Award and there is no obligation under the Plan for uniformity of treatment of holders or beneficiaries of Awards. The terms and conditions of the Restricted Stock Award granted hereunder or any other Award granted under the Plan (or otherwise) and the Board’s determinations and interpretations with respect thereto and/or with respect to Participant and any recipient of an Award under the Plan need not be the same (whether or not Participant and any such other recipient are similarly situated).

16. Beneficiary. Participant may file with the Board a written designation of a beneficiary on such form as may be prescribed by the Board and may, from time to time, amend or revoke such designation. If no designated beneficiary survives Participant, Participant’s estate shall be deemed to be Participant’s beneficiary.

17. Successors and Assigns. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.

18. Governing Plan Document and Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

19. Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

20. Additional Documents. Participant agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the Restricted Stock Award.

21. Bound by Plan. By signing this Agreement, Participant acknowledges that he or she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan. In addition, Participant acknowledges that he or she has reviewed his or her Restricted Stock Award in its entirety and fully understands all provisions thereof.

22. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Maryland without regard to principles of conflicts of law thereof, or principals of conflicts of law of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Maryland.

23. JURY TRIAL WAIVER. THE PARTIES EXPRESSLY AND KNOWINGLY WAIVE ANY RIGHT TO A JURY TRIAL IN THE EVENT ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT IS LITIGATED OR HEARD IN ANY COURT.

24. Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

25. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

Velocity Commercial Capital, Inc.

By:
Title:

Participant

Name: